UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 ____________________________

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Recursion Pharmaceuticals, Inc.
(Name of Registrant as Specified in its Charter)

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RECURSION PHARMACEUTICALS, INC.

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2024

This supplement (this “Supplement”) provides updated information with respect to the Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) filed by Recursion Pharmaceuticals, Inc. (“we,” “our,” “us,” the “Company,” and “Recursion”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2024 regarding Recursion’s annual meeting of stockholders to be held on June 3, 2024 (the “Annual Meeting”).

This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Change in Certifying Accountant

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company recently solicited proposals from several accounting firms to serve as our registered independent accounting firm for the year ending December 31, 2024.

As a result of this process, on May 7, 2024, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm, effective upon completion of PwC’s standard client acceptance process. On May 7, 2024, the Audit Committee also dismissed Ernst & Young LLP (“EY”) as our independent registered public accounting firm, beginning in the second fiscal quarter.

An engagement letter was executed with PwC on May 22, 2024. As a result of the engagement of PwC, Recursion no longer expects that representatives of EY will be present at the Annual Meeting. A representative of PWC is expected to attend the Annual Meeting via the live webcast. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

As supplemental disclosure, Recursion is providing stockholders with the following information, which has been reported by Recursion in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2024 (the “May 9 Form 8-K”):

During the two most recent fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through May 22, 2024 preceding the engagement of PwC as our independent registered public accounting firm, neither we nor anyone acting on our behalf consulted PwC regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K.

The audit reports of EY on our consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through May 7, 2024, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in its reports on the consolidated financial statements for such years. In addition, during our two most recent fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through May 7, 2024, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that for the year ended December 31, 2023, a material weakness existed in our internal control over financial reporting related to control activities over our processes to estimate costs used to calculate revenue related to our revenue license agreement, which was previously identified by management and disclosed in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. EY’s audit report on the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2023 indicated that we did not maintain effective internal control over financial reporting as of December 31, 2023 because of the effect of such identified material weakness on the achievement of the objectives of the control criteria and containing an explanatory paragraph. This reportable event was discussed among the Audit Committee and EY.

The Audit Committee has authorized EY to respond fully to the inquiries of PwC concerning this material weakness. We are still in the process of remediating the material weakness as disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024.

We provided EY with a copy of the foregoing disclosures in the May 9 Form 8-K prior to its filing with the SEC and requested EY to furnish a letter addressed to the SEC stating whether it agrees with the statements we made in the May 9 Form 8-K. A copy of EY’s letter dated May 9, 2024 was filed as Exhibit 16.1 to the May 9 Form 8-K.

Withdrawal of Nominee for Election as a Class III Director

As disclosed in a Current Report on Form 8-K filed with the SEC on May 24, 2024, R. Martin Chavez, Ph.D., Chair of the Board and member of the Audit Committee, informed the Company that he will no longer stand for re-election to the Board as a Class III Director at the Annual Meeting. Mr. Chavez’s decision to no longer stand for re-election did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Chavez will continue in his role as Chair of the Board and member of the Audit Committee until the expiration of his current term at the Annual Meeting.

Due to his decision not to stand for re-election, Dr. Chavez’s name has been withdrawn from nomination for re-election to the Board at the Annual Meeting. On May 23, 2024, the Board elected Robert Hershberg, M.D., Ph.D. as the Chair of the Board, effective at the Annual Meeting, and reduced the number of members of the Board from 9 to 8, also effective at the Annual Meeting.

The Board and Recursion’s management wish to express their gratitude for Dr. Chavez’s years of remarkable service to Recursion.

The Board continues to recommend that stockholders vote “FOR” the election to the Board of each of the two nominees for Class III director: Blake Borgeson and Dean Y. Li. The Board also continues to recommend that stockholders vote “FOR” the approval, on an advisory basis, of the resolution approving the compensation of our Named Executive Officers as disclosed in the Proxy Statement.

Voting Matters

If you have already returned your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote. Proxy cards and voting instruction forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

Shares represented by proxy cards or voting instruction forms returned before the Annual Meeting will be voted for the directors nominated by Board as instructed on the proxy cards or voting instruction form, except that votes will not be cast for Dr. Chavez because he is no longer standing for election. New proxy cards or voting instruction forms will not be provided. If you have not yet voted, please complete the proxy card or voting instruction form previously provided, disregarding Dr. Chavez’s name as a nominee for election as director.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards or voting instruction forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction form.

Information regarding how to vote your shares, or revoke your proxy card or voting instructions, is available in the Proxy Statement. This Supplement is being made available on or about May 24, 2024.